                                                                    EXHIBIT 21.1

                    List of Subsidiaries of Cott Corporation

                                              Jurisdiction of Incorporation   Direct or Indirect Percentage
    Name of Subsidiary                        or Organization                 Ownership
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1.  Cott Holdings Inc.                        Delaware & Nova Scotia          100%

2.  Cott USA Corp.                            Georgia                         100%

3.  Cott Beverages Inc.*                      Georgia                         100%

4.  Northeast Retailer Brands LLC             Delaware                         51%

5.  Cott Vending Inc.                         Delaware                        100%

6.  Cott International Trading, Ltd.          Barbados                        100%

7.  BCB International Holdings                Cayman Islands                  100%

8.  BCB European Holdings                     Cayman Islands                  100%

9.  Cott Retail Brands Limited                United Kingdom                  100%

10. Cott Europe Trading Limited               United Kingdom                  100%

11. Cott Beverages Limited                    United Kingdom                  100%


                  List of Subsidiaries of Cott Beverages Inc.*

                                              Jurisdiction of Incorporation   Direct or Indirect Percentage
    Name of Subsidiary                        or Organization                 Ownership
------------------------------------------------------------------------------------------------------------
1.  Cott Vending Inc.                         Delaware                        100%

2.  Northeast Retailer Brands LLC             Delaware                         51%

3.  Interim BCB, LLC                          Delaware                        100%

Certain subsidiaries are omitted; such subsidiaries, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

* This entity also does business as Cott Beverages USA, a division of Cott Beverages Inc., Cott International, Cott Concentrates and RC Cola International.